CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 28, 2026, relating to the financial statements and financial highlights of Dearborn Partners Rising Dividend Fund, a series of Trust for Professional Managers, which are included in Form N-CSR for the year ended February 28, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
June 24, 2026